THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED
   UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE BY REASON OF SPECIFIC EXEMPTIONS UNDER THE PROVISIONS OF THE AFOREMENTIONED ACT AND LAWS AND/OR RULES AND REGULATIONS PROMULGATED THEREUNDER. ACCORDINGLY, THIS INSTRUMENT MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT UPON AN EFFECTIVE REGISTRATION OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR UPON ACCEPTANCE BY THE ISSUER OF AN OPINION OF COUNSEL IN SUCH FORM AND BY SUCH COUNSEL, OR OTHER DOCUMENTATION, AS SHALL BE SATISFACTORY TO COUNSEL FOR THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.


                               SWING-N-SLIDE CORP.

                              Amended and Restated
                 10% Convertible Subordinated Debenture due 2004



   $700,000                                                    April 25, 1996


             Swing-N-Slide Corp., a corporation duly organized and existing under the laws of Delaware, and its permitted successors and assigns (herein called the "Company"), for value received, hereby promises to pay to the order of GreenGrass Holdings, a Delaware general partnership, and its successors and assigns (the "Holder"), the principal sum of SEVEN HUNDRED THOUSAND DOLLARS ($700,000.00) on February 15, 2004, and to pay interest thereon commencing October 15, 1996 and on April 15 and October 15, in each year thereafter, at the rate of 10% per annum, until the principal hereof is paid in full. Payment of the principal of (and premium, if any) and interest on this Debenture will be made by check payable in money of the United States of America that at the time of payment is legal tender for payment of public and private debts, mailed to the Holder at its principal office in Chicago, Illinois or such other address as may be designated by the Holder; provided, however, that until February 15, 1999, at the option of the Company, interest on this Debenture may be paid by the issuance of an additional debenture, in the form of this Debenture, in the principal amount of the interest so payable, dated the interest payment date for such interest payment, with interest payable as provided herein with a stated maturity of principal and interest as provided in this Debenture and otherwise identical to this Debenture. Interest shall be calculated based on a year composed of 365 days.

        Section A.     Securities Offering.  If debentures are issued to
   shareholders of the Company as contemplated by Section 4.8(c) of the Transaction Agreement, dated January 4, 1996, between GreenGrass Holdings and the Company, then contemporaneously with the closing of such offer this Debenture may be exchanged, at the option of the Holder, for debentures issued under the indenture entered into by the Company in connection with such offer, at par plus any accrued and unpaid interest, except that any such debentures issued to the Holder will continue to be convertible at the Conversion Rate (as defined below) specified below.

        Section B.     Conversion Rights.

             1. General. The Holder shall have the right at any time prior to maturity, at its option, to convert the principal of this Debenture (or any portion of the principal thereof which is $1.00 or an integral multiple of $1.00) into fully paid and nonassessable (except as otherwise provided by law) shares of Common Stock of the Company at the rate of one share of Common Stock for each $4.80 principal amount of Debentures or, in case an adjustment to the number of shares of Common Stock issuable for each $4.80 principal amount of Debentures (the "Conversion Rate" or "rate") has taken place pursuant to the provisions hereof, then at the rate as so adjusted. Such right shall be exercised by the surrender of the Debenture, the principal of which is so to be converted, to the Company, accompanied by written notice that the Holder elects to convert the Debenture or any portion thereof and specifying the name or names (with address) in which a certificate or certificates for Common Stock are to be issued. For convenience, the conversion of all or a portion, as the case may be, of the principal of this Debenture (and any other Debentures (including without limitation any Debentures issued in lieu of interest in accordance with the first paragraph of this Debenture)) into the Common Stock of the Company is hereinafter sometimes referred to as the conversion of this Debenture. If this Debenture is converted in part only, upon such conversion the Company shall execute and deliver to the Holder a new Debenture or Debentures of authorized denominations in an aggregate principal amount equal to the unconverted portion of such Debenture.

             This Debenture shall continue to be convertible, in whole or in part, (i) even though the Company or the Holder may have given notice of prepayment or redemption with respect to this Debenture or any part thereof pursuant to Sections C or E hereof, so long as this Debenture and the Holder's election to convert shall have been delivered to the Company pursuant to this Section B prior to the date fixed for such prepayment or redemption and (ii) whether or not a mandatory, optional or mandatory optional prepayment or redemption prior to the date fixed for such prepayment or redemption, is due on this Debenture on any date following such time.

             2. Issuance of Common Stock; Time of Conversion. As promptly as practicable after the surrender, as herein provided, of this Debenture for conversion, the Company shall deliver to the Holder a certificate or certificates representing the number of fully paid and nonassessable (except as otherwise provided by law) shares of Common Stock of the Company into which this Debenture (or portion thereof) may be converted together with payment in lieu of any fraction of a share. Subject to the following provisions of this Debenture, such conversion shall be deemed to have been made immediately prior to the close of business on the date that this Debenture shall have been surrendered for conversion (except that if such conversion is in connection with an underwritten public offering of Common Stock, then such conversion shall be deemed to have been effected upon such surrender), so that the rights of the Holder as a Holder shall cease with respect to this Debenture (or the portion thereof) being converted at such time, and the Person or Persons entitled to receive the shares of Common Stock deliverable upon conversion of this Debenture shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time, and such conversion shall be at the conversion rate in effect at such time; provided, however, that no such surrender on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock deliverable upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the conversion rate in effect at, such time on such next succeeding day.

             If the last day for the exercise of the conversion right shall not be a business day, then such conversion right may be exercised on the next succeeding business day.

             3. Payment of Accrued Interest. Within ten (10) days after receipt of any Debenture and an election to convert all or a portion of the principal amount of such Debenture pursuant to this Section B, the Company will pay to the Holder any unpaid interest, accrued to the date of conversion of such Debenture, on the principal amount so converted.

             4. Adjustment of Conversion Price. The conversion rate shall be subject to adjustment as follows:

                  a. In case the Company shall (i) pay a dividend on Common Stock in Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the conversion rate in effect immediately prior thereto shall be adjusted retroactively as provided below so that the Holder shall be entitled to receive the number of shares of Common Stock of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above had this Debenture been converted immediately prior to the happening of such event. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

                  b. In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (e) of this Section) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion rate in effect at the opening of business on the day following the day fixed for such determination shall be increased by multiplying such conversion rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stocks offered for subscription or purchase would purchase at such current market price, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the conversion rate shall be readjusted to the conversion rate which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

                  c. In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of its capital stock (other than Common Stock), or assets (excluding cash dividends paid out of the retained earnings of the Company) or rights or warrants to subscribe or purchase (excluding those referred to in paragraph (b) above) (hereinafter collectively referred to as "Distributions on Common Stock"), then in each such case, the Company shall deliver to the Holder the Distribution on Common Stock to which the Holder would be entitled if it had converted the Debentures for Common Stock immediately prior to the record date for the purpose of determining stockholders entitled to receive such Distribution on Common Stock.

                  d. The reclassification (including any reclassification upon a merger in which the Company is the continuing corporation) of Common Stock into securities including other than Common Stock (other than any reclassification upon a consolidation or merger to which Subsection B(6) applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (e) of this Section), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter.

                  e.   For the purpose of any computation under paragraphs
             (b) and (c) of this Section, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the thirty consecutive business days selected by the Company commencing with the forty-fifth business day before the day in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the American Stock Exchange or if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange or American Stock Exchange member firm selected from time to time by the Company for that purpose. If the current market price per share of Common Stock cannot be determined in accordance with the above procedures under this paragraph (e), such current market price shall be determined in good faith by the Board of Directors of the Company.

                  f. No adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease of at least 1% of such rate; provided, however, that the Company may make any such adjustment at its election and provided, further, that any adjustments which by reason of this paragraph
             (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section B shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section B notwithstanding, the Company may make such reductions in the conversion rate, in addition to those required by this Section, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                  g. Whenever the conversion rate is adjusted as herein provided

                       (1)  the Company shall compute the adjusted
                  conversion rate in accordance with paragraph (a); and

                       (2) notice stating that the conversion rate has been adjusted and setting forth the adjusted conversion rate shall forthwith be mailed to the Holder.

                  h. For the purpose of this Section B(4), the term "Common Stock" shall include any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, shares issuable on conversion of shares of this Series shall include only shares of the class designated as Common Stock of the Company as of January 1, 1996, or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

             5. No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Debenture. If more than one Debenture shall be surrendered for conversion at one time by the Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures or specified portions thereof so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of this Debenture or any Debentures or specified portions thereof, the Company shall pay a cash adjustment in respect of such fraction in amount equal to the same fraction of the current market price per share of Common Stock (as determined in accordance with Section B.4.(e) above) at the close of business on the day of conversion.

             6. Consolidation, Merger or Sale of Assets. In case of any consolidation of the Company with, or merger of the Company into, any other Person, (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any sale or transfer of all or substantially all of the assets of the Company (whether such assets are held by the Company directly or indirectly through its Subsidiaries), the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Holder an instrument providing that the Holder shall have the right thereafter, during the period this Debenture shall be convertible to convert this Debenture only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which this Debenture might have been converted immediately prior to such consolidation, merger, sale or transfer assuming such holder of Common Stock of the Company (i) is not a Person with which the Company consolidated or into which the Company merged or to which such sale or transfer was made, as the case may be ("constituent Person"), or an Affiliate of a constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share") then for the purpose of this subsection the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such instrument shall provide for adjustments which, for events subsequent to the effective date of such instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The above provisions of this subsection shall similarly apply to successive consolidations, mergers, sales or transfers.

             7. Shares to be Reserved. The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon conversion of Debentures as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Debentures. The Company covenants that all shares of Common Stock which shall be so issuable shall, when issued, be duly and validly issued and fully paid and nonassessable.

             8. Registration and Listing of Shares. The Company covenants that if any shares of Common Stock, required to be reserved for purposes of conversion of Debentures hereunder, require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. The Company further covenants that so long as the Common Stock of the Company is listed on the American Stock Exchange or any other national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of Debentures.

             9. Taxes and Charges. The issuance of certificates for shares of Common Stock upon the conversion of Debentures shall be made without charge to the Holder for such certificates or for any tax in respect of the issuance of such certificates or the securities represented thereby, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

        Section C.     Optional Redemption.

             The Debentures are subject to redemption upon not less than 30 or more than 60 days' notice by mail, at any time, as a whole or in part, at the election of the Company, at a redemption price equal to 100% of the principal amount, together with accrued interest to the redemption date, but interest installments whose stated maturity is on or prior to such redemption date will be payable to the Holder.

             In the event of redemption or conversion of this Debenture is in part only, a new Debenture or Debentures for the unredeemed or unconverted portion hereof will be issued in the name of the Holder upon the cancellation hereof.

        Section D.     Subordination.

             1. Debentures Subordinate to Senior Indebtedness. The Company covenants and agrees, and the Holder by its acceptance hereof likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Section, the indebtedness represented by this Debenture and the payment of the principal of (and premium, if any) and interest on this Debenture are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

             2. Payment Over of Proceeds Upon Dissolution Etc. Upon any distribution of assets of the Company in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment, in money or money's worth, before the Holder is entitled to receive any payment on account of principal of (or premium, if any) or interest on the Debentures, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Debentures, which may be payable or deliverable in respect of the Debentures in any such case, proceeding, dissolution, liquidation or other winding up or event.

             In the event that, notwithstanding the foregoing provisions of this Subsection, the Holder shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Debentures, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall then have been made known to the Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

             For purposes of this Section only, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated at least to the extent provided in this Subsection with respect to the Debentures to the payment of all Senior Indebtedness which may at the time be outstanding: provided, however, that (i) Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Section G shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as a entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Section G.

             3. Prior Payment to Senior Indebtedness Upon Acceleration of Debentures. In the event that any of the Debentures are declared due and payable before their Stated Maturity, then and in such event the holders of Senior Indebtedness outstanding at the time such Debentures so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all such Senior Indebtedness, or provision shall be made for such payment in money or money's worth, before the Holder is entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Debentures) by the Company on account of the principal of (or premium, if any) or interest on the Debentures or on account of the purchase or other acquisition of Debentures.

             In the event that, notwithstanding the foregoing, the Company shall make any payment to the Holder prohibited by the foregoing provisions of this Subsection, and if such facts shall then have been made known to the Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company for the benefit of the holders of Senior Indebtedness.

             The provisions of this Section shall not apply to any payment with respect to which Subsection 2 would be applicable.

             4. No Payment When Newco Indebtedness in Default. (a) In the event and during the continuation of any default in the payment of principal (or premium, if any) or interest on any Newco Indebtedness beyond any applicable grace period with respect thereto, or in the event that any event of default with respect to any Newco Indebtedness shall have occurred and be continuing permitting the holders of such Newco Indebtedness (or a trustee on behalf of the holders thereof) to declare such Newco Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (b) in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Debentures) shall be made by the Company on account of principal of (or premium, if any) or interest on the Debentures or on account of the purchase or other acquisition of Debentures.

             In the event that, notwithstanding the foregoing, the Company shall make any payment to the Holder prohibited by the foregoing provisions of this Subsection, and if such fact shall then have been made known to the Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company for the benefit of the holders of Newco Indebtedness.

             The provisions of this Section shall not apply to any payment with respect to which Subsection D(2) would be applicable.

             5. Payment Permitted if No Default. Nothing contained in this Section or elsewhere or in any of the Debentures shall prevent (x) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Subsection D(2) or under the conditions described in Subsections D(3) or D(4), from making payments at any time of principal of (and premium, if any) or interest on the Debentures, or (y) the retention by the Holder of any money deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest on the Debentures if, at the time of such retention the Holder did not have knowledge that such payment would have been prohibited by the provisions of this Section.

             6. Subrogation to Rights of Holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the Holder shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Section to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Debentures shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the provisions of this Section, and no payments over pursuant to the provisions of this Section to the Company or to the holders of Senior Indebtedness by the Holder, shall, as between the Company, its creditors other than holders of Senior Indebtedness and the Holder, be deemed to be a payment or distribution by the Company to or on account of the Debentures.

             7. Provisions Solely to Define Relative Rights. The provisions of this Section are and are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Section or elsewhere in this Debenture is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder the principal of (and premium, if any) and interest on the Debenture as and when the same shall become due and payable in accordance with their terms and which, subject to the rights under this Section of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company, or is intended to or shall affect the relative rights against the Company of the Holder and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Debenture, subject to the rights, if any, under this Section of the holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the Holder, and nothing herein shall prevent the conversion of this Debenture (or any part thereof) in accordance with the terms hereof.

             8. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Debenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

             Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided in this Section or the obligations hereunder of the Holder to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release otherwise or otherwise deal with any property pledged, mortgaged or securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

             9. Notice to Holder. The Company shall give prompt written notice to the Holder of any fact known to the Company which would prohibit the making of any payment to the Holder in respect of the Debentures. Failure to give such notice shall not affect the subordination of the Debenture to Senior Indebtedness. Notwithstanding the provisions of this Section or any other provision of this Debenture, the Holder shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to the Holder in respect of the Debenture, unless and until the Holder shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor.

        Section E.     Optional Mandatory Repurchase.

             1.   Obligation to Repurchase.

                  a. Upon the occurrence of any Contingent Event, the Holder shall have the right, at such Holder's option, to require the Company to redeem this Debenture in whole or in part at a repurchase price equal to the principal amount of this Debenture so repurchased plus accrued and unpaid interest on the principal amount of this Debenture so repurchased.

             Such option under this Section E shall be exercised by written notice to the Company under Section E.b. hereof given at any time from and after the thirtieth (30th) day before such Contingent Event through the thirtieth (30th) day after such Contingent Event (or, if later, through the thirtieth (30th) day after the Holder receives written notice from the Company of such Contingent Event). Promptly (and in any event within ten
             (10) days) after the occurrence of any Contingent Event, and not more than thirty (30) days before such Contingent Event, the Company shall given written notice to the Holder notifying such Holder of the occurrence of such Contingent Event and informing such Holder of its right to exercise an option to require a repurchase under this Section E.

                  b. In order to exercise its rights to require a repurchase under this Section E, the Holder shall send to the Company a written notice demanding prepayment under this Section E and specifying the date of such prepayment (which shall not be less than fifteen (15) days after receipt of such notice by the Company, but in no event earlier than such Contingent Event, except that such date may be the same date as a Contingent Event if requested by the Holder).

                  c. This obligation to repurchase is subject to the restriction that the Company may not buy any Debenture at any time when the subordination provisions of this Debenture would not permit the Company to make a payment of principal, premium or interest on the Debentures.

             2.   Certain Definitions.  As used in this Section:

                  a. "Contingent Event" means any one or more of the following events which shall occur subsequent to the date of this Debenture:

                       (1) the Company shall convey, transfer or lease all or substantially all of its assets (whether held directly or indirectly through Subsidiaries) to any Persons (other than to a Subsidiary of the Company);

                       (2) any Person (other than the Company), including a "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) that includes such Person, shall acquire, directly or indirectly, beneficial ownership, in the aggregate, of (x) 50 percent or more of the Common Stock, or (y) securities representing 50 percent or more of the combined voting power of the Company's voting securities, in either case, outstanding on the date immediately prior to the date of the last such acquisition by such Person; or

                       (3) on any day (a "Calculation Date") (x) (A) the Company shall distribute cash, securities or other properties, including cash dividends (other than Common Stock, or rights or warrants to acquire Common Stock or preferred stock substantially equivalent to Common Stock) to holders of Common Stock, whether by means of dividend, reclassification, recapitalization or otherwise, or (B) the Company shall acquire, directly or indirectly, beneficial ownership of Common Stock; and (y) the sum of the Applicable Percentages (as defined below) of all such distributions and acquisitions which have occurred on the Calculation Date and during the 365-day period immediately preceding the Calculation Date shall exceed 30 percent.

                  b. "Applicable Percentage" means (x) In the case of each distribution referred to in clause (3) above, the percentage determined as of the Calculation Date of each such distribution by dividing the aggregate fair market value (as determined in good faith by the Board of Directors), of such distribution, by the fair market value (based on the then current market price) of all of the shares of Common Stock outstanding on the day immediately prior to such Calculation Date; and (y) in the case of each acquisition referred to in clause (3) above, the percentage determined as of the Calculation Date of each such acquisition by dividing all amounts expended by the Company (such amounts, if other than in cash, as determined in good faith by the Board of Directors), in connection with the acquisition of any shares of Common Stock, by the fair market value (based on the then current market price) of all of the shares of Common Stock outstanding on the day immediately prior to such Calculation Date.

        Section F.     Covenants.

             1. Payment of Principal, Premium and Interest. The Company will duly and punctually pay the principal of (and premium, if any) and interest on this Debenture in accordance with the terms hereof.

             2. Statement as to Compliance. The Company will deliver to the Holder, within 120 days after the end of each fiscal year, an Officers' Certificate stating, as to each signer thereof, that

                  a. a review of the activities of the Company and its Subsidiaries during such year and of performance under this Debenture has been made under his supervision, and

                  b. to the best of his knowledge, based on such review, the Company has fulfilled all its obligations under this Debenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof.

             3. Further Instruments and Acts. From time to time the Company will, at its own expense and upon request of the Holder, execute and deliver or cause to be executed and delivered such further instruments and do such further acts as may reasonably be necessary or desirable to carry out the purposes of this Debenture.

        Section G.     Consolidation, Merger, Conveyance, Transfer or Lease.

             1. Company May Consolidate, etc. Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety (whether such properties and assets are held by the Company directly or through its Subsidiaries) to any Person, unless:

                  a. the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as a entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an instrument, executed and delivered to the Holder, in form satisfactory to the Holder, the due and punctual payment of the principal of (and premium, if any) and interest on this Debenture and the performance of every obligation herein on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Subsection (B)(6).

                  b. immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

                  c. the Company has delivered to the Holder an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if an instrument is required hereunder in connection with such transaction, such instrument comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with.

             2. Successor Corporation Substituted. Upon any consolidation or merger by the Company with or into any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as a entirety (whether such properties and assets are held by the Company directly or through its Subsidiaries) to any Person in accordance with Subsection (G)(1), the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of the Company hereunder with the same effect as if such successor corporation had been named as the Company herein, and thereunder, except in the case of a lease to another Person, the predecessor corporation shall be relieved of all obligations and covenants under this Debenture.

             Section H.     Reports by Company.  The Company shall mail to
        the Holder, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall nonetheless mail the same to the Holder as if it were required to do so by the Commission.

             Section I.     Remedies.

             1. Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Section (B) or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation or any administrative or governmental body):

                  a. default in the payment of any interest upon this Debenture and any other Debenture issued to the Holder when it becomes due and payable and continuance of such default for a period of 10 days; or

                  b. default in the payment of the principal of (or premium, if any, on) this Debenture and any other Debenture issued to the Holder at its Maturity whether or not such payment is prohibited by the subordination provisions of this Debenture and continuance of such default for a period of 30 days; or

                  c. default in the performance, or breach, of any covenant or warranty of the Company in this Debenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Holder a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  d. the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  e. the commencement by the Company of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

             2. Acceleration of Maturity; Rescission and Annulment. If any Event of Default occurs and is continuing (other than an Event of Default described in Subsections I(1)(d) and (e)), then and in every such case the Holder may declare the principal and all accrued and unpaid interest of all the Debentures issued to the Holder to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal shall become immediately due and payable. If an Event of Default described in Subsections I(1)(d) and (e) shall occur, then in every such case the unpaid principal balance hereof and all accrued and unpaid interest shall automatically become due and payable.

             3. Collection of Indebtedness and Suits for Enforcement. The Company covenants that if

                  a. default is made in the payment of any installment of interest on any Debenture issued to the Holder when such interest become due and payable and such default continues for a period of 30 days, or

                  b. default is made in the payment of the principal of (or premium, if any, on) any Debenture issued to the Holder at the Maturity thereof,

        the Company will, upon demand by the Holder, pay to it, the whole amount then due and payable on such Debentures for principal (and premium, if any) and interest, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Debentures and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses and disbursements of the Holder, its agents and counsel.

             If the Company fails to pay such amounts forthwith upon such demand, the Holder may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Debentures and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Debentures, wherever situated.

             If an Event of Default occurs and is continuing, the Holder may in its discretion proceed to protect and enforce its rights by such appropriate judicial proceedings as it shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Debenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

             4. Application of Money Collected. Subject to Section D, any money collected by the Holder pursuant to this Section shall be applied first to the payment of all fees, costs and expenses (including attorneys fees and expenses) incurred by the Holder (whether before or after judgment) in the collection of such sums and second, to the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Debentures in respect of which or for the benefit of which such money or Debentures, as the case may be, has been collected.

             5. Unconditional Right of Holder to Receive Principal, Premium and Interest and to Convert. Notwithstanding any other provision herein, the Holder shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on this Debenture on the date when due (or, in the case of redemption, on the Redemption Date) and to convert this Debenture in accordance with Section B and to institute suit for the enforcement of any such payment and right to convert.

             6. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

             7. Delay or Omission Not Waiver. No delay or omission of the Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Section or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient, by the Holder.

             8.   Amendments; Governing Law etc..  This Debenture may be
        amended only by a writing signed by the Company and the Holder.   The
        Article and Section headings herein are for convenience only and shall not affect the construction hereof. All covenants and agreements in this Debenture by the Company shall bind its successors and assigns, whether so expressed or not. In case any provision in this Debenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Debenture shall be governed by and construed in accordance with the laws of the State of Wisconsin. If any action or proceeding shall be brought by the Holder in order to enforce any right or remedy under this Debenture, the Company hereby consents and submits to the jurisdiction of the courts of the State of Wisconsin and of any Federal court sitting in The City of Milwaukee, State of Wisconsin. Any action or proceeding brought by the Company to enforce any right, assert any claim or obtain any relief whatsoever in connection with this Debenture shall be brought by the Company exclusively in the courts of the State of Wisconsin or in any Federal court sitting in The City of Milwaukee, State of Wisconsin.

             No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the times, place and rate, and in the coin or currency or with another debenture, herein prescribed or to convert this Debenture as provided herein.

             Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder.

             No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

             9. Definitions. The following terms shall have the meanings specified below:

             "Affiliate" of any specified person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

             "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

             "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performIng such duties at such time.

             "Common Stock" means all shares now or hereafter authorized of the class of Common Stock of the Company currently authorized and stock of any other class into which such shares may hereafter have been changed.

             "Debentures" means this Debenture and all other Debentures of the Company issued to the Holder.

             "Event of Default" has the meaning specified in Section I.

             "Interest Payment Date" means the Stated Maturity of a installment of interest on the Debentures.

             "Maturity" when used with respect to any Debenture means the date on which the principal of such Debenture becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

             "Newco" means Newco, Inc., a Wisconsin corporation and any successor thereto.

             "Newco Indebtedness" means the principal, premium, if any, and unpaid interest on indebtedness for money borrowed by Newco and guaranteed by the Company (at any time and from time to time), whether outstanding on the date hereof or hereafter, and all renewals, extensions and refundings of any such Debt; provided, however, that the following shall not constitute Newco Indebtedness: any Debt which by its terms refers explicitly to the Debentures issued hereunder and states that such Debt shall not be senior in right of payment thereto.

             "Officers" Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Holder.

             "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company or other counsel acceptable to the Holder.

             "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agent or political subdivision thereof.

             "Redemption Date," when used with respect to any Debenture to be redeemed, means the date fixed for such redemption by or pursuant to this Debenture.

             "Redemption Price," when used with respect to any Debenture to be redeemed, means the price at which it is to be redeemed pursuant to this Debenture.

             "Regular Record Date" for the interest payable on any Interest Payment Date means the April 1st or the September 1st (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

             "Senior Indebtedness" means all Debts, obligations and liabilities of the Company arising under the guarantee by the Company of the Newco Indebtedness, whether such guarantee is outstanding on the date hereof or hereafter, and all renewals, replacements and extensions thereof.

             "Stated Maturity," when used with respect to any Debenture or any installment of interest thereon, means the date specified in such Debenture as the fixed date on which the principal of such Debenture or such installment of interest is due and payable.

             "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

             IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                      SWING-N-SLIDE CORP.


                                      By:/s/ Richard G. Mueller
                                           Richard G. Mueller
                                           President